UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2019

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PIER 1 PLACE FORT WORTH, TEXAS		76102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (817) 252-8000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2019, the Board of Directors (the “Board”) of Pier 1 Imports, Inc. (the “Company”) approved the Company’s short-term incentive program for its executive officers for the second half of fiscal 2020, as recommended by the Board’s Compensation Committee (the “Committee”). Executives eligible to receive a short-term incentive award for the second half of fiscal 2020 include named executive officers Robert E. Bostrom, Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary; Mark R. Haley, Executive Vice President, Store Sales and Operations; and William H. Savage, Executive Vice President and Chief Global Supply Chain Officer; and Robert J. Riesbeck, the Company’s Executive Vice President and Chief Financial Officer.
The short-term incentive program provides the executive with an opportunity to earn a performance-based cash award pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, as amended. For fiscal 2020, the total target annual incentive for Mr. Bostrom is 125% of his base salary, and the total target annual incentive for Mr. Haley and Mr. Savage is 75% of each of their respective base salaries, based on the Company’s achievement of performance metrics established by the Committee. Mr. Riesbeck’s target incentive for the second half of fiscal 2020 was increased to 125% of his base salary earned in the second half of fiscal 2020. Mr. Riesbeck’s original total target annual incentive was 100% of his base salary, prorated based on the commencement of his employment, as set forth in the Offer Letter from the Company dated July 12, 2019, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2019. The short-term incentive program provides for 50% of the total target annual incentive to be paid based on performance metrics achieved during the second half of fiscal 2020. The performance metrics for the second half of fiscal 2020 consist of revenue, operating cash EBITDA and free cash flow. Fifty percent of the second half target opportunity will be earned and paid if the revenue metric target is achieved and 25% will be earned and paid for each of the operating cash EBITDA and free cash flow metrics if the respective targets are achieved, with a potential threshold payment of 30% and a maximum of 200% for each metric depending upon performance level. No payout will be earned for either the operating cash EBITDA or free cash flow metrics unless the second half enterprise cost savings target is met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: October 7, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Executive Vice President, Chief Legal and
Compliance Officer and Corporate Secretary